DERMISONICS BREAKTHROUGH TECHNOLOGY FOR MULTI-BILLION-DOLLAR DRUG DELIVERY AND COSMETICS MARKETS PRESENTED ONLINE

COMPANY'S CHIEF SCIENTIST DETAILS REVOLUTIONARY, PAINLESS ULTRASONIC PATCH SYSTEM FOR DIABETICS AND OTHER GLOBAL MARKETS

WEST CONSHOHOCKEN, Pa-Dec. 14, 2005 -Dermisonics, Inc. (OTCBB:DMSI; FWB:FQC), a
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developer of painless, injection-free, ultrasonic transdermal drug-delivery patches and technologies with broad pharmaceutical and consumer applications, discussed strategic initiatives to commercialize its next-generation proprietary technology to address the $19 billion drug delivery marketplace and other major worldwide marketplaces, in an online video and multimedia presentation now available online.

In the video, Bruce Redding, Executive Vice President of Dermisonics, Inc., discusses the major advantages of the ultrasonic platform technology. The system is designed for the transdermal (through the skin) delivery of large molecule" drugs such as insulin, which because of their molecular size and weight are incompatible with the popular skin patch systems currently on the market. Dermisonics' patented U-Strip(TM) technology however, could enable this possibility. Currently, large molecule drugs must be injected in order to enter the bloodstream transdermally.

"Many patients may be taking five or seven insulin injections a day, so initially, we thought our market appeal would be the elimination of needles, or that pin-cushion feeling," said Mr. Redding in the presentation.

Dermisonics' platform is based on an advanced skin patch-and-ultrasound technology that opens the skin's pores large enough to effectively "push" the drugs through the skin and into the bloodstream. The Company's initial focus is to commercialize a groundbreaking insulin delivery system for insulin-dependent Type 1 and Type 2 diabetics, in what could be the first widely acceptable alternative to injections and other more invasive and other relatively inconvenient methods of insulin delivery currently available.

Dermisonics notes considerable worldwide market potential for its breakthrough technology. "Our insulin delivery U-Strip system - just one of many promising applications for our technology base - could vastly improve the lives of countless diabetics," said Mr. Redding. "We estimate that up to 55 million diabetics, or nearly 30% of the total 185 million diabetic population worldwide, may not need to continue to endure these conventional, painful injections to survive, and could take advantage of our groundbreaking new alternative."

Dermisonics' U-Strip for Diabetics would include a skin patch filled with a possible four-day supply of insulin, together with a separate, calculator-sized device that generates the ultrasound energy. The system also includes reminder


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and record-keeping capabilities to enable convenient, automated dosing and tracking of patient drug intake. Dermisonics estimates that aside from insulin, more than 175 drugs could be administered with this proprietary technology. The system is also cost effective, and could enable a wide range of competitively priced product applications.

"The system also enables automated dosing reminders, for example to serve elderly patients who may forget to take their medications on time. In addition, this system enables more gradual, smaller insulin dosing over longer periods of time, further increasing the therapeutic benefits. Also, because this method of drug delivery is not oral but transdermal, it also would also eliminate common food-drug interaction problems."

The Company is developing additional product lines based on its core platform. These include a solution for the multi-billion-dollar cosmetics industry, called the U-Wand, designed for such applications as the delivery of facial moisturizers and creams below the skin's surface to improve appearance. A medical application of the platform technology, called the A-Wand, is being developed as an antiseptic wound treatment system for home, military or industrial use.

The Dermisonics presentation was delivered recently at the Southern California Investment Association's National Investment Conference in Irvine, CA, a meeting for financial professionals including investment bankers, analysts and venture capitalists. To view the presentation online, please visit: http://www.xxxx.com.
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About Dermisonics, Inc.
Dermisonics is an intellectual property company and advanced technology incubator that is primarily focused on the ongoing development, testing and eventual commercialization of a transdermal patch that has been designed to facilitate the efficient and needle-free delivery of drugs with large molecular structures into the bloodstream. Its breakthrough system, called the U-Strip, is based on a radical integration of microelectronics and ultrasonic science with a product-carrying patch, and represents a quantum leap in non-invasive, transdermal delivery technology. Tests have shown that this system facilitates the transdermal delivery of insulin as well as potentially at least 175 other existing drugs that at present cannot be effectively delivered through the pores of the skin using conventionally available transdermal technology due to their large molecular size. The Company has also developed other portable ultrasonic systems for applications in the medical (Antiseptic Wand) and skin care (U-Wand) fields. For more information visit http://www.Dermisonics.com. For more investor-specific information about Dermisonics, please visit http://www.trilogy-capital.com/dmsi_summary.aspx. To read or download an Investor Fact Sheet about the Company, visit http://www.trilogy-capital.com/tcp/dermisonics/factsheet.html. For real-time stock price quotes, visit http://www.trilogy-capital.com/tcp/dermisonics/quote.html.


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Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-QSB and Form 10-KSB filings with the Securities and Exchange Commission.

Contact:
Dermisonics, Inc.
Bruce Haglund, 610-543-0800
888-401-DERM (3376) Toll Free
Fax: 610-543-0688
bruce.haglund@dermisonics.com
or
European Investor Relations:
Michael Drepper, +49-621-430-6130
investor-germany@dermisonics.com
or
Trilogy Capital Partners (Financial Communications)
Paul Karon, 800-592-6067
paul@trilogy-capital.com